                     TAX ADVISORS' CONSENT


Board of Directors
Allied Bank Capital, Inc.

Board of Directors
First Citizens BancShares, Inc.

We consent to the inclusion of our tax opinion dated September 25, 1995, regarding the federal and North Carolina income tax consequences of the Merger, in Exhibit No. 8 of the Form S-4
Registration Statement to be filed with the Securities and Exchange Commission, and to the quotation or summarization of our tax opinion and the references to our firm under the headings "SUMMARY - Certain Income Tax Consequences", "THE MERGER - Certain Income Tax Consequences" and "Opinions" in the Prospectus/Proxy Statement.

                                  /s/ KPMG Peat Marwick LLP

                                  KPMG Peat Marwick LLP

Raleigh, North Carolina
September 26, 1995


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     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
First Citizens BancShares, Inc.:


We consent to incorporation by reference in the Registration Statement of First Citizens BancShares, Inc. on Form S-4 relating to the
acquisition of Allied Bank Capital, Inc.  of our   report  dated
January  23,  1995,  relating  to   the consolidated  statements  of
condition of First Citizens BancShares, Inc. and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 Annual Report to Shareholders and is incorporated by reference in the Form 10-K of First Citizens BancShares, Inc., and the reference to our firm under the heading "Experts" in the prospectus.



                                       /s/ KPMG Peat Marwick LLP


                                         KPMG Peat Marwick LLP

Raleigh, North Carolina
September 25, 1995